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                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT:


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-16867 of Outsourcing Solutions Inc. on Form S-4 of our report dated August 9, 1996 (October 11, 1996 as to Note 10) (relating to the financial statements of Outsourcing Solutions Inc.), appearing in the Prospectus which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

Atlanta, Georgia
February 7, 1997